Exhibit 10.22

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of October 1, 2019, and is made by and between Blade Therapeutics, Inc., a Delaware corporation (“Sublessor”), and Applied Molecular Transport Inc., a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:

1. Recitals: This Sublease is made with reference to the fact that Bayside Acquisition, LLC, as landlord (“Master Lessor”), and Sublessor, as tenant, entered into that certain lease, dated as of April 28, 2016 (the “Master Lease”), with respect to premises consisting of approximately 24,351 rentable square feet of space (the “Premises”) comprising the entire building located at 442 Littlefield Avenue, South San Francisco, California (the “Building”). A copy of the Master Lease is attached hereto as Exhibit A.

2. Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the Premises consisting of approximately 11,417 rentable square feet of space (hereinafter, the “Subleased Premises”). The Subleased Premises are more particularly described on Exhibit B-1 attached hereto. Sublessee shall also have the non-exclusive right to use the tissue culture room, IT room, server room, autoclave, common bathrooms, and electrical room as more particularly described on Exhibit B-2 (collectively, the “Shared Areas”) and all common hallways, corridors and lobbies required to access the Shared Areas. Each of Sublessor and Sublessee shall use commercially reasonable efforts to prevent its respective agents, employees or contractors from discovering or otherwise coming into contact with confidential information of the other party in connection with Sublessee’s use of the Shared Areas. If, despite such efforts, any such confidential information is discovered, Sublessor or Sublessee, as applicable, shall promptly inform the other party of such discovery, and shall hold, and use commercially reasonable efforts to cause its employees, agents, contractors, invitees and licensees to hold such information confidential.

3. Term: The term (the “Term”) of this Sublease shall be for the period commencing on the later of: (i) the date that is one (1) business day following receipt of Master Lessor’s consent to this Sublease and (ii) the date by which Sublessor has delivered possession of the Subleased Premises to Sublessee in the condition required herein (the “Commencement Date”) and expiring on May 31, 2022 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.

4. Rent:

A. Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term the following amounts per month (“Base Rent”):

Months	Base Rent Per Square Foot
1-12	$4.75
13-24	$4.92
25-Expiration Date	$5.09

Base Rent and Additional Rent, as defined in Paragraph 4.B below, shall be paid on or before the first (1st) day of each month. If an increase in Base Rent becomes effective on a date other than the first day of a calendar month, the Base Rent for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which the rate is in effect. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at the applicable address set forth below Sublessor’s signature to this Sublease or such other address as may be designated in writing by Sublessor.

B. Additional Rent. All monies other than Base Rent required to be paid by Sublessor under the Master Lease as to the Subleased Premises, including, without limitation, 46.89% of any amounts payable by Sublessor to Master Lessor as “Direct Expenses” (as defined in Section 4.2.2 of the Master Lease) shall be paid by Sublessee hereunder as and when such amounts are due under the Master Lease, as incorporated herein. Sublessee shall be entitled to all credits, if any, given by Master Lessor to Sublessor for Sublessor’s overpayment of such amounts. Sublessee shall also pay Sublessor, within thirty (30) days of request by Sublessor, one hundred percent (100%) of (i) Sublessor’s cost of providing daily janitorial services, including nightly and weekend janitorial services, as to the Subleased Premises, (ii) Sublessor’s cost of utilities as to the Subleased Premises, and (iii) Sublessor’s cost of providing other services to the Premises to the extent the same benefit the Subleased Premises (such as maintenance of any systems therein). All such amounts shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature payable under this Sublease or payable under the Master Lease as to the Subleased Premises.

C. Payment of First Month’s Rent. Upon receipt of Master Lessor’s consent, Sublessee shall pay to Sublessor the sum of FIFTY FOUR THOUSAND TWO HUNDRED THIRTY DOLLARS AND 75/100 ($54,230.75), which shall constitute Base Rent for the first full month of the Term.

5. Security Deposit: Upon receipt of Master Lessor’s consent, Sublessee shall deposit with Sublessor the sum of ONE HUNDRED EIGHT THOUSAND FOUR HUNDRED SIXTY-ONE DOLLARS AND 50/100 ($108,461.50) (the “Security Deposit”), an unconditional, clean, irrevocable letter of credit in accordance with the terms and conditions of Section 21 of the Master Lease, as security for the performance by Sublessee of the terms and conditions of this Sublease, the form of which is attached hereto as Exhibit C. If Sublessee defaults with respect to any provision of this Sublease and such default continues beyond any applicable notice and cure period, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within five (5) days after demand therefor, shall deposit an additional letter of credit in accordance with the terms and conditions of Section 21 of the Master Lease in the form attached hereto as Exhibit C with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Upon the expiration of this Sublease, Sublessor shall return to Sublessee each outstanding letter of credit that has not been applied by Sublessor pursuant to this paragraph, or which is not otherwise required to cure Sublessee’s defaults.

6. Holdover: In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with the terms of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 16 of the Master Lease, as incorporated herein.

7. Repairs: The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is” basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises, except as otherwise set forth herein. Except as otherwise set forth herein, Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law. Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease.

8. Assignment and Subletting. Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor and Master Lessor; provided, however, Sublessor’s consent shall not be required for a transfer as described in the first sentence of Section 14.8 of the Master Lease, as incorporated herein. Sublessee acknowledges that the Master Lease contains a “recapture” right in Section 14.4. and that Sublessor may withhold consent to a proposed Transfer in its sole discretion unless Master Lessor confirms in writing that the recapture right does not apply to the Subleased Premises or otherwise waives such right. Any Transfer shall be subject to the terms of Section 14 of the Master Lease, as incorporated herein.

9. Use: Sublessee may use the Subleased Premises only for the following uses: general office, research and development, laboratory, manufacturing and storage uses and other lawful uses reasonably related to or incidental to such specified uses, all consistent with first class life sciences projects in South San Francisco, California and in compliance with, and subject to, applicable laws and the terms of the Master Lease and this Sublease. Sublessee shall not use, store, transport or dispose of any Hazardous Materials (as defined in the Master Lease) in or about the Premises except as expressly permitted under the Master Lease, as incorporated herein, including Section 5.3 thereof. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor.

10. Delivery and Acceptance: If Sublessor fails to deliver possession of the Subleased Premises to Sublessee on or before the date set forth in Paragraph 3 hereof for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, that in such event, Rent shall abate until Sublessor delivers possession of the Subleased Premises to Sublessee in the required condition. Sublessor shall deliver the Subleased Premises to Sublessee in good, vacant, broom clean condition, with all systems serving the Subleased Premises in good operating condition, in compliance with all laws, fully decommissioned, and otherwise in substantially the same condition as existed on August 29, 2019. By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto.

11. Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor, to the extent required under the Master Lease. Subject to the consent of Master Lessor, Sublessee may, after the Commencement Date, at its own cost and expense, install the improvements depicted on Exhibit D attached hereto (the “Initial Improvements”). In performing the Initial Improvements, Sublessee shall use reasonable efforts not to unreasonably interfere with Sublessor’s use of the Premises. Unless otherwise requested by Master Lessor, Sublessee shall not be required to remove the Initial Improvements at the expiration of the Term.

12. Insurance; Waiver of Subrogation: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term, the insurance required to be carried by “Tenant” under Section 10 of the Master Lease. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Section 10.5 of the Master Lease, as incorporated herein, shall be binding on the parties.

13. Default; Remedies: Sublessee shall be in material default of its obligations under this Sublease if Sublessee commits any act or omission which constitutes an event of default under Section 19.1 of the Master Lease, which has not been cured after delivery of written notice and passage of any applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease. In the event of any such default by Sublessee, Sublessor shall have all remedies provided pursuant to Section 19.2 of the Master Lease and by applicable law.

14. Surrender: Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and all alterations or improvements made by or on behalf of Sublessee (other than those it is permitted to surrender hereunder) and shall surrender the Subleased Premises to Sublessor in the condition received and fully decommissioned, reasonable wear and tear, casualty and condemnation excepted. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, including decommissioning. Notwithstanding anything to the contrary herein, Sublessee shall not be required to remove any alterations in the Subleased Premises existing on the date hereof and shall only be required to remove alterations or improvements made by or on behalf of Sublessee if required by Master Lessor pursuant to the terms of the Master Lease. Sublessee shall have the right to remove from the Subleased Premises any specialized improvements installed by and paid for by Sublessee so long as Sublessee repairs ay damages resulting from such removal.

15. Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than Newmark Knight Frank representing Sublessee and CBRE representing Sublessor, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.

16. Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be the applicable address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

17. Miscellaneous: Sublessor has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code § 1938.

18. Other Sublease Terms:

A. Incorporation By Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises”, “Lease Term” and “Base Rent” shall be deemed a reference to the “Subleased Premises”, “Term” and Base Rent under this Sublease, respectively; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligations of Sublessor shall be to (a) request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s reasonable efforts (without requiring Sublessor to spend more than a nominal sum unless reimbursed by Sublessee) to obtain Master Lessor’s performance and (b) use commercially reasonable efforts to exercise Sublessor’s self-help rights under Section 7.5 of the Master Lease so long as (X) all costs and expenses arising from, related to or otherwise associated with such exercise shall be at Sublessee’s sole cost and expense, and (Y) Sublessee shall indemnify Sublessor for any and all claims brought against Sublessor as a result of the exercise of such self-help rights on behalf of or at the direction of Sublessee; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have two (2) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor; and (xi) Sublessee shall pay all consent and review fees set forth in the Master Lease to both Master Lessor and Sublessor and any caps shall apply separately to Master Lessor and Sublessor.

Notwithstanding the foregoing, (a) the following provisions of the Master Lease shall not be incorporated herein: Summary of Basic Lease Information, Sections 1.1.1 (the first two sentences and the last three sentences), 1.1.2 (the first sentence), 1.3, 1.4, 2, 3 (the first two sentences), 4.6 (provided, that, at Sublessee’s request, Sublessor shall perform such audit at Sublessee’s sole cost and expense), 5.3.1.4.3 (Landlord’s obligation to indemnify Tenant for pre-existing Hazardous Materials not otherwise released by Landlord or the Landlord Parties and the last two sentences), 6.1 (except the penultimate sentence), 7.2, 7.5, 8.1 (the last sentence), 8.5 (the fifth, sixth and seventh sentences), 18 (first and third sentences), 23.1 (subparts (i) and (ii) and (a) and the last two sentences), 29.18, 29.24, 29.32 and Exhibits F and H; (b) references in the following provisions to “Landlord” shall mean Master Lessor only: Sections 1.1.2(iv), 1.1.3, 4.2.4, 4.3, 5.4 (the second sentence), 7.4, 8.4 (the last reference in the first sentence), 10.2, 11.1 (the second and third sentences), 11.2 (except the last reference), 13 (the first sentence), 23.1 (first reference), 28 (last two sentences), 29.26 (the first sentence) and 29.29.1; (c) references in the following provisions to “Landlord” shall mean Master Lessor and Sublessor: Sections 4.5, 5.3.1.2-4, 5.3.2, 6.3, 10.4, 17, 24 (the third sentence) and 26.2; (d) references to the “Permitted Use” shall mean the use permitted under Section 9 above; (e) Tenant’s Share shall mean forty-seven percent (46.89%); (g) subject to Master Lessor’s approval, Sublessor agrees that Applied Molecular Transport Inc. is not an Objectionable Name; and (h) in Section 14.3, Sublessee shall pay Sublessor the entire premium payable to Master Lessor under the Master Lease, plus fifty percent (50%) of any remaining Transfer Premium.

B. Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Term of this Sublease which are incorporated hereunder. Sublessor shall fully perform all of its obligations under the Master Lease to the extent Sublessee has not expressly agreed to perform such obligations under this Sublease and shall not take any actions that would unreasonably interfere with Sublessee’s use of the Subleased Premises. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublessor to Sublessee unless the cause of the Master Lease termination would constitute a default under this Sublease. During the Term, Sublessor shall not terminate or take any actions giving rise to a termination right under the Master Lease, amend or waive any material provisions under the Master Lease or make any material elections, exercise any material right or remedy or give any material consent or material approval under the Master Lease if such action would materially adversely affect Sublessee’s rights under this Sublease or to the Subleased Premises without, in each instance, Sublessee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.

19. Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor in a form reasonably acceptable to each party. Such consent shall contain (i) Master Lessor’s agreement that Sublessee may use the Premises for manufacturing, and (ii) Master Lessor’s approval of the Initial Improvements and agreement that the Initial Improvements may be surrendered at the expiration or earlier termination of the Master Lease. If Sublessor fails to obtain Master Lessor’s consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof, and, if previously received and in Sublessor’s possession, Sublessor shall return to Sublessee its payment of the first month’s Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Security Deposit.

20. Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights, including, without limitation, in Sections 11, 13 and 14. Other than as set forth in Paragraph 18(B) above, nothing herein shall prohibit Master Lessor or Sublessor from exercising any such rights, and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof, unless the same is exercised by Sublessor in violation of this Sublease. In the event Master Lessor or Sublessor exercise any such termination or recapture rights, this Sublease shall terminate without any liability to Master Lessor or Sublessor, unless the cause of such termination or exercise of recapture rights would constitute a default under this Sublease.

21. Parking and Signage: Sublessee shall have the right to park in the on-site parking lot that serves the Building as provided in Section 28 of the Master Lease, as incorporated herein. Subject to Master Lessor’s and Sublessor’s consent, and provided the same do not reduce or diminish Sublessor’s ability to install its own signs, Sublessee shall have the signage rights described in Section 23.1(b) of the Master Lease, as incorporated herein, at Sublessee’s sole cost.

22. Furniture, Fixtures and Equipment: Sublessee shall have the right to use during the Term the furnishings within the Subleased Premises which are identified on Exhibit E attached hereto (the “Furniture”) at no additional cost to Sublessee. The Furniture is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. Sublessee shall insure the Furniture under the property insurance policy required under the Master Lease, as incorporated herein, and pay all taxes with respect to the Furniture. Sublessee shall maintain the Furniture in the condition and repair received, reasonable wear and tear excepted, and shall be responsible for any loss or damage to the same occurring during the Term. Sublessee shall surrender the Furniture to Sublessor upon the termination of this Sublease in the same condition as exists as of the Commencement Date, reasonable wear and tear excepted. Sublessee shall not remove any of the Furniture from the Subleased Premises.

23. Generator: Sublessee shall have the right to use the Generator in accordance with the terms and conditions of Section 5.4 of the Master Lease.

24. Sublessor’s Covenants, Representations and Warranties: As an inducement to Sublessee to enter into this Sublease, Sublessor represents and warrants that (a) the Master Lease is in full force and effect, and there exists under the Master Lease no default by Sublessor or, to Sublessor’s knowledge, Master Lessor, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default by Sublessor or, to Sublessor’s knowledge, Master Lessor and (b) the copy of the Master Lease attached hereto as Exhibit A is a true, correct and complete copy of the Master Lease. Following a casualty, if this Sublease is not terminated, Sublessor shall restore any improvements it installed in the Subleased Premises to the condition existing prior to the casualty, to the extent such restoration is not the responsibility of Master Lessor under the Master Lease and to the extent Sublessor receives insurance proceeds in an amount sufficient to cover such restoration costs. Except to the extent required to be and actually provided by Master Lessor to Sublessor under the Master Lease, Sublessor shall continue to provide utilities and services to the Subleased Premises in substantially the same manner and amount as provided to the Premises on the date hereof.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR:		SUBLESSEE:

BLADE THERAPEUTICS, INC.,		APPLIED MOLECULAR TRANSPORT, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Wendye Robbins	By:	/s/ Brandon Hants
Name:	Wendye Robbins	Name:	Brandon Hants
Its:	President & CEO	Its:	VP Finance & Operations

Address for Notices:		Address for Notices:

Before the Commencement Date:		Before the Commencement Date:

The Premises		1 Tower Place
Attn:	Chief Executive Officer	Suite 850
SSF CA 94080
		Attn:	Brandon Hants

After the Commencement Date:		After the Commencement Date:

The Premises		1 Tower Place
Attn:	Chief Executive Officer	Suite 850
SSF CA 94080
		Attn:	Brandon Hants

Address for Payments:

The Premises
Attn:

EXHIBIT A

MASTER LEASE

EXHIBIT B-1

SUBLEASED PREMISES

EXHIBIT B-2

SHARED AREAS

EXHIBIT C

FORM OF LETTER OF CREDIT

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

APPLICANT:

AMOUNT: US$                                (                              AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:

PLACE OF EXPIRATION: ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF                               IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

1. BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

“AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN                         , AS TENANT, AND _________________ AS LANDLORD, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED TO DATE. THE UNDERSIGNED HEREBY CERTIFIES THAT: (I) THE UNDERSIGNED IS AN AUTHORIZED REPRESENTATIVE OF LANDLORD; (II) LANDLORD IS THE BENEFICIARY OF LETTER OF CREDIT NO. SVBSF                              ISSUED BY SILICON VALLEY BANK; (III) LANDLORD HAS GIVEN WRITTEN NOTICE TO TENANT TO CURE THE DEFAULT PURSUANT TO THE TERMS OF THE LEASE; (IV) SUCH DEFAULT HAS NOT BEEN CURED UP TO THIS DATE OF DRAWING UNDER THE LETTER OF CREDIT; (V) LANDLORD IS AUTHORIZED TO DRAW DOWN ON THE LETTER OF CREDIT; AND (VI) LANDLORD WILL HOLD THE FUNDS DRAWN UNDER THE LETTER OF CREDIT AS SECURITY DEPOSIT FOR TENANT OR APPLY SAID FUNDS TO TENANT’S OBLIGATION UNDER THE LEASE. THE AMOUNT HEREBY DRAWN UNDER THE LETTER OF CREDIT IS US$                , WITH PAYMENT TO BE MADE TO THE FOLLOWING ACCOUNT: [INSERT WIRE INSTRUCTIONS (TO INCLUDE NAME AND ACCOUNT NUMBER OF THE BENEFICIARY)”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST                    DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND                     . IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF                            , YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$                  , AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) --- ---- OR (408) --- ----, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. [BENEFICIARY] [APPLICANT] SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

FORM OF TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE:	IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054		NO. ISSUED BY SILICON VALLEY BANK, SANTA CLARA
ATTN: GLOBAL TRADE FINANCE
	STANDBY LETTERS OF CREDIT		L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

EXHIBIT D

INITIAL IMPROVEMENTS

FLOOR PLAN KEYNOTES:

ROOF SCREEN
ROOF
PARAPET
T.O. EXTERIOR WALL
T.O. WINDOW
LEVEL 1 LITTLEFIELD
SIDEWALK

WEST ELEVATION - PROPOSED SERVICE YARD W/ METAL DECK CANOPY

PARAPET
ROOF
T.O. WINDOW
LEVEL 1

NORTH ELEVATION - PROPOSED SERVICE YARD W/ METAL DECK CANOPY

FLOOR PLAN GENERAL NOTES:

PRELIMINARY PRICING NOTES:

FLOOR PLAN LEGEND

ASSUMED CONTIGUOUS LEASE AREA W/O
SHARED SUPPORT SPACES = 9,285.40 SF, V.I.F.
NOT FOR CONSTRUCTION

FLOOR PLAN - LEVEL 1 OVERALL

DGA planning | architecture | interiors

CONSULTANTS

Structural Engineer — XXXXXX

Mechanical | Plumbing Design | Build Engineer — THERMA

Electrical Design | Build Engineer — XXXXX

Design | Build General Contractor — R.C. BENSON & SONS INC.

KEY PLAN

NO. DESCRIPTION DATE

PRELIMINARY

CLIENT	APPLIED MOLECULAR TRANSPORT
PROJECT	CONCEPTUAL PLANNING
ADDRESS	612 LITTLEFIELD AVENUE SOUTH SAN FRANCISCO, CA
PROJECT NO.	18268
SCALE	AS SHOWN

TITLE

CONCEPTUAL FLOOR PLAN - LEVEL 1, OVERALL

AE101

DGA planning | architecture | interiors 2019 ©

EXHIBIT E

FURNITURE